Exhibit 99.1

FOR IMMEDIATE RELEASE:

PGT ANNOUNCES RESTRUCTURING AND COST SAVINGS INITIATIVES

VENICE, FL, March 4, 2008 (PRIME NEWSWIRE) - PGT, Inc. (NASDAQ:  PGTI), today announced a restructuring of the Company as a result of continued analysis of the Company’s target markets, internal structure, projected run-rate, and efficiency.

“We’ve done everything in our power to maintain our current workforce, but for the long-term health of the Company, we had to make the difficult decision to downsize our workforce,” said Rod Hershberger, President and CEO of PGT Industries. “This restructuring, and the many difficult decisions that accompany it, is essential to position the Company to weather what many are referring to as a perfect storm in the housing industry. By streamlining our processes and decreasing expenses, we are confident that PGT will be able to serve our employees, customers and stakeholders.”

Effective today, the Company’s workforce was decreased by approximately 17%.  The effects of this restructuring, dovetailed with the impact of previously taken actions and employee attrition, will result in an aggregate decrease of the Company’s workforce, at its facilities located in Florida and North Carolina, of approximately 27% since October, 2007 and 40% since its peak in September, 2006.  In addition to the savings attributed to this reduction in workforce, the Company is taking non-workforce related steps to cut costs and improve efficiencies.  In the aggregate, the Company expects to realize annualized savings in excess of $8 million.

About PGT:

PGT® pioneered the U.S. impact-resistant window and door industry and today is the nation’s leading manufacturer and supplier of residential impact-resistant windows and doors. PGT is one of the largest window and door manufacturers in the United States. Founded in 1980, the company employs approximately 1,500 at its manufacturing, glass laminating and tempering plants, and delivery fleet facilities in Venice, FL., and Salisbury, NC. Sold through a network of over 1,300 independent distributors, the company’s total line of custom windows and doors is now available throughout the eastern United States, the Gulf Coast and in a growing international market. PGT’s product line includes PGT® Aluminum and Vinyl Windows and Doors; WinGuard® Impact-Resistant Windows and Doors; PGT® Architectural Systems; and Eze-Breeze® Sliding Panels. PGT Industries is a wholly owned subsidiary of PGT, Inc. (NASDAQ: PGTI). www.pgtindustries.com.

Forward-looking Statements

Statements in this news release and the schedules hereto which are not purely historical facts or which necessarily depend upon future events, including statements about forecasted financial performance or other statements about anticipations, beliefs, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended.  Readers are cautioned not to place undue reliance on forward-looking statements.  All forward-looking statements are based upon information available to PGT, Inc. on the date this release was submitted.  PGT, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to the Company’s revenues and operating results being highly dependent on, among other things, the homebuilding industry, aluminum prices, and the economy.   PGT, Inc. may not succeed in addressing these and other risks.  Further information regarding factors that could affect our financial and other results can be found in the risk factors section of PGT, Inc.'s most recent annual report on Form 10-K filed with the Securities and Exchange Commission. Consequently, all forward-looking statements in this release are qualified by the factors, risks and uncertainties contained therein.

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CONTACT: PGT, Inc.
           Jeffrey T. Jackson, 941-486-0100, ext. 22786
           jjackson@pgtindustries.com